EXHIBIT 23.1 - CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Micro Imaging Technology, Inc.

I consent to the incorporation by reference in the registration statement (Form S-8 COMMON STOCK ISSUED PURSUANT TO 2008 EMPLOYEE INCENTIVE STOCK PLAN) of Micro Imaging Technology, Inc. of my report dated February 9, 2008 relating to the consolidated financial statements which report appears in the October 31, 2007 annual report on Form 10-K of Micro Imaging Technology, Inc.

/s/ Jeffrey S. Gilbert

May 5, 2008